Exhibit 10.1

FORM OF SECOND AMENDED AND RESTATED

MASTER LEASE AGREEMENT

AMONG

HEALTH CARE REIT, INC.,

HCRI TEXAS PROPERTIES, LTD.,

HCRI WISCONSIN PROPERTIES, LLC,

HCRI PENNSYLVANIA PROPERTIES, INC.,

HCRI LOUISIANA PROPERTIES, L.P.

AND

LIFECARE REIT 1, INC.

August 1, 2011

SECTION	PAGE

(i)

SECTION	PAGE

4.7	No Separate Insurance		24
4.8	Waiver of Subrogation		24
4.9	Mortgages		24
4.10	Escrows		25

ARTICLE 5: INDEMNITY			25
5.1	Tenant’s Indemnification		25
	5.1.1	Notice of Claim	25
	5.1.2	Survival of Covenants	26
	5.1.3	Reimbursement of Expenses	26
5.2	Environmental Indemnity; Audits		26
5.3	Limitation of Landlord’s Liability		26

ARTICLE 6: USE AND ACCEPTANCE OF PREMISES			27
6.1	Use of Leased Property		27
6.2	Acceptance of Leased Property		27
6.3	Conditions of Use and Occupancy		27
6.4	Louisiana Lease Provisions		28
6.5	Florida Lease Provision		28

ARTICLE 7: MAINTENANCE, QUALIFIED IMPROVEMENTS, AND MECHANICS’ LIENS			28
7.1	Maintenance		28
	7.1.1	Qualified Improvements for San Antonio Facility and Waukesha Facility	29
	7.1.2	Qualified Improvements for HealthSouth Facilities	29
7.2	Required Alterations		29
7.3	Mechanic’s Liens		29
7.4	Replacements of Fixtures and Landlord’s Personal Property		29

ARTICLE 8: DEFAULTS AND REMEDIES			30
8.1	Events of Default		30
8.2	Remedies		32
8.3	Right of Setoff		34
8.4	Performance of Tenant’s Covenants		34
8.5	Late Payment Charge		34
8.6	Default Rent		35
8.7	Attorneys’ Fees		35
8.8	Reserved		35
8.9	Remedies Cumulative		35
8.10	Waivers		35
8.11	Obligations Under the Bankruptcy Code		35

ARTICLE 9: DAMAGE AND DESTRUCTION			36
9.1	Notice of Casualty		36
9.2	Substantial Destruction		36
9.3	Partial Destruction		37
9.4	Restoration		37

(ii)

SECTION	PAGE

9.5	Insufficient Proceeds		38
9.6	Not Trust Funds		38
9.7	Landlord’s Inspection		38
9.8	Landlord’s Costs		38
9.9	No Rent Abatement		38

ARTICLE 10: CONDEMNATION			39
10.1	Total Taking		39
10.2	Partial Taking		39
10.3	Condemnation Proceeds Not Trust Funds		39

ARTICLE 11: TENANT’S PROPERTY			40
11.1	Tenant’s Property		40
11.2	Requirements for Tenant’s Property		40

ARTICLE 12: RENEWAL OPTIONS			41
12.1	Renewal Options		41
12.2	Effect of Renewal		41

ARTICLE 13: RESERVED			42

ARTICLE 14: NEGATIVE COVENANTS			42
14.1	No Debt		42
14.2	No Liens		42
14.3	No Guaranties		42
14.4	No Transfer		42
14.5	No Dissolution		42
14.6	No Change in Operation		43
14.7	No Investments		43
14.8	Contracts		43
14.9	Satellite Facilities		43
14.10	Change of Location or Name		43
14.11	Anti-Terrorism Laws		43

ARTICLE 15: AFFIRMATIVE COVENANTS			44
15.1	Perform Obligations		44
15.2	Proceedings to Enjoin or Prevent Construction		44
15.3	Documents and Information		44
	15.3.1	Furnish Documents	44
	15.3.2	Furnish Information	44
	15.3.3	Further Assurances and Information	45
	15.3.4	Material Communications	45
	15.3.5	Requirements for Financial Statements	45
15.4	Compliance With Laws		46
15.5	Broker’s Commission		46
15.6	Existence and Change in Ownership		46
15.7	Financial Covenants		46
	15.7.1	Definitions	46

(iii)

SECTION	PAGE

	15.7.2	Coverage Ratio	47
	15.7.3	Net Worth	47
	15.7.4	Current Ratio	47
15.8	Facility Licensure and Certification		47
15.9	Transfer of License and Facility Operations		47
	15.9.1	Licensure and Tenant’s Property	47
	15.9.2	Facility Operations	48
15.10	Bed Operating Rights		48
15.11	Power of Attorney		49
15.12	Reserved		49
15.13	Information and Images		49
15.14	Compliance with Anti-Terrorism Laws		49

ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS			50
16.1	Prohibition on Alterations and Improvements		50
16.2	Approval of Alterations		50
16.3	Permitted Alterations		50
16.4	Requirements for Permitted Alterations		50
16.5	Ownership and Removal of Permitted Alterations		51
16.6	Signs		51

ARTICLE 17: RESERVED			51

ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY			52
18.1	Prohibition on Assignment and Subletting		52
18.2	Requests for Landlord’s Consent to Assignment, Sublease or Management Agreement		52
18.3	Sale of Leased Property		53
18.4	Assignment by Landlord		53

ARTICLE 19: HOLDOVER AND SURRENDER			53
19.1	Holding Over		53
19.2	Surrender		54
19.3	Indemnity		54

ARTICLE 20: LETTER OF CREDIT			54
20.1	Terms of Letter of Credit		54
20.2	Replacement Letter of Credit		55
20.3	Draws		55
20.4	Partial Draws		55
20.5	Substitute Letter of Credit		56
20.6	Retention of Letter of Credit		56

ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES			56
21.1	Quiet Enjoyment		56
21.2	Subordination		56
21.3	Attornment		57

(iv)

SECTION	PAGE

21.4	Estoppel Certificates		57

ARTICLE 22: CONTINGENT PAYMENTS			58
22.1	Contingent Payments		58
22.2	Contingent Payments for Capital Expenditures		58
	22.2.1	Conditions	58
	22.2.2	No Commitment	58
22.3	Contingent Payments for Project Improvements		58
	22.3.1	Conditions	58
	22.3.2	No Commitment	58
22.4	Contingent Payments for Development Projects		58
	22.4.1	Conditions	58
	22.4.2	No Commitment	58

ARTICLE 23: RESERVED			58

ARTICLE 24: MISCELLANEOUS			58
24.1	Notices		58
24.2	Advertisement of Leased Property		59
24.3	Entire Agreement		59
24.4	Severability		59
24.5	Captions and Headings		59
24.6	Governing Law		59
24.7	Memorandum of Lease		59
24.8	Waiver		59
24.9	Binding Effect		60
24.10	No Offer		60
24.11	Modification		60
24.12	Landlord’s Modification		60
24.13	No Merger		60
24.14	Laches		60
24.15	Limitation on Tenant’s Recourse		61
24.16	Construction of Lease		61
24.17	Counterparts		61
24.18	Landlord’s Consent		61
24.19	Custody of Escrow Funds		61
24.20	Landlord’s Status as a REIT		61
24.21	Exhibits		61
24.22	WAIVER OF JURY TRIAL		61
24.23	CONSENT TO JURISDICTION		61
24.24	Attorney’s Fees and Expenses		62
24.25	Survival		62
24.26	Time		63
24.27	Subtenant		63
24.28	Recharacterization		63

(v)

SECTION	PAGE

SCHEDULE 1:	RENT SCHEDULE

EXHIBIT A:	LEGAL DESCRIPTIONS

EXHIBIT B:	PERMITTED EXCEPTIONS

EXHIBIT C:	FACILITY INFORMATION

EXHIBIT D:	WIRE TRANSFER INSTRUCTIONS

EXHIBIT E:	DOCUMENTS TO BE DELIVERED

EXHIBIT F:	FINANCIAL CERTIFICATION

EXHIBIT G:	ANNUAL QUALIFIED IMPROVEMENTS CERTIFICATES

EXHIBIT H:	CONTINGENT PAYMENT REQUEST

EXHIBIT I:	HEALTHSOUTH FACILITY REPAIRS AND IMPROVEMENTS

EXHIBIT J:	ANNUAL FACILITY CONFIGURATION STATEMENT

EXHIBIT K:	RENT ADJUSTMENT DATE DETERMINATION

(vi)

SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT

This SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT (“Lease”) is made effective as of August 1, 2011 (the “Effective Date”) among HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (“HCN” and a “Landlord” as further defined in §1.4 below), having its principal office located at 4500 Dorr Street, Toledo, Ohio 43615-4040, HCRI TEXAS PROPERTIES, LTD., a limited partnership organized under the laws of the State of Texas (“HCRI-TX” and a “Landlord” as further defined in §1.4 below), having its principal office located at 4500 Dorr Street, Toledo, Ohio 43615-4040, HCRI WISCONSIN PROPERTIES, LLC, a limited liability company organized under the laws of the State of Wisconsin (“HCRI-WI” and a “Landlord” as further defined in §1.4 below), having its principal office located at 4500 Dorr Street, Toledo, Ohio 43615-4040, HCRI PENNSYLVANIA PROPERTIES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“HCRI-PA” and a “Landlord” as further defined in §1.4 below), having its principal office located at 4500 Dorr Street, Toledo, Ohio 43615-4040, HCRI LOUISIANA PROPERTIES, L.P., a limited partnership organized under the laws of the State of Delaware (“HCRI-LA” and a “Landlord” as further defined in §1.4 below), having its principal office located at 4500 Dorr Street, Toledo, Ohio 43615-4040, and LIFECARE REIT 1, INC., a corporation organized under the laws of the State of Delaware (“Tenant”), having its chief executive office located at 5340 Legacy Drive, Building 4, Plano, Texas 75024.

R E C I T A L S

A. Effective as of June 6, 2007, Landlord and Tenant entered into an Amended and Restated Master Lease Agreement, as amended by a First Amendment dated January 1, 2010 (“AR Lease”).

B. As of the date hereof, Landlord acquired the Leased Property (defined below) located in Mechanicsburg, Pennsylvania, Ruston, Louisiana, Las Vegas, Nevada, and Sarasota, Florida (collectively, the “New Facilities”).

C. Landlord and Tenant desire to amend and restated the AR Lease to add the New Facilities and to add HCRI-PA and HCRI-LA as Landlords.

D. Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in the Lease. This Lease amends, restates and replaces the AR Lease in its entirety.

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS

1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted Exceptions and subject to the terms and conditions of this Lease.

1.2 Indivisible Lease. This Lease constitutes one indivisible lease of the entire Leased Property. The Leased Property constitutes one economic unit and the Base Rent and all other provisions have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction. This Lease would not have been made on these terms if it was not a single indivisible lease. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease shall apply equally and uniformly to all the Leased Property as one unit and any Event of Default under this Lease is an Event of Default as to the entire Leased Property. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create a single indivisible lease of all the Leased Property and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and nonseverable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby. The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, nonseverable nature of this Lease. The parties may amend this Lease from time to time to include one or more additional Facility Properties as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

1.3 Term. The initial term (“Initial Term”) of this Lease commenced on May 2, 2007 and expires at 12:00 Midnight Eastern Time on July 31, 2026 (the “Expiration Date”); provided, however, that Tenant has one option to renew the Lease pursuant to Article 12.

1.4 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words “herein”, “hereof” and “hereunder” and similar words refer to this Lease as a whole and not to any particular section.

“Acquisition Date” means the date that a Facility or Land is added to the Leased Property and becomes subject to the Lease. The Acquisition Date for the New Facilities is the Effective Date.

“Acquisition Payment” means any payment by Landlord to acquire Leased Property.

“ADA” means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. §12101, et seq.

“Additional Rent” has the meaning set forth in §2.4.

“Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant or Guarantor. “Control” (and the correlative meanings of the terms

“controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. “Affiliate” includes, without limitation, each Entity Guarantor.

“Annual Budget” means such entity’s projection of its financial statement for the next fiscal year (or the 12-month rolling forward period, if applicable), which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders’ equity and detailed listing of planned Qualified Improvements for the applicable period.

“Annual Facility Budget” means Tenant’s projection of the Facility Financial Statement for the next fiscal year (or the 12-month rolling forward period, if applicable) for each Facility.

“Annual Financial Statements” means [i] an audited balance sheet, statement of income, statement of cash flows and statement of shareholders’ equity for the most recent fiscal year provided by LifeCare Holdings on a consolidated basis, to include all Affiliates including, but not limited to, Company, Tenant and Guarantor; [ii] for Tenant and Subtenant, an unaudited balance sheet, statement of income, and statement of cash flows for the most recent fiscal year on an individual facility and consolidated basis; [iii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year; and [iii] for each Entity Guarantor, an unaudited balance sheet and statement of income for the most recent fiscal year.

“Annual Rent Increase” means the sum of the product of the Investment Amount as of the Rent Adjustment Date times the applicable Increaser Rate.

“Anti-Terrorism Laws” means any laws or regulations relating to terrorism, money laundering or similar activities, including, without limitation, Executive Order 13224, the U.S. Patriot Act, the laws comprising the Bank Secrecy Act, or the laws administered by OFAC.

“Assumed Lease” means the ground lease for the San Antonio Facility assumed by Landlord and identified as a “Permitted Exception” on Exhibit B hereto.

“Bankruptcy Code” means the United States Bankruptcy Code set forth in 11 U.S.C. §101, et seq., as amended from time to time.

“Base Rent” has the meaning set forth in §2.1, as increased from time to time pursuant to §2.2.

“Blocked Person” means a person or entity with whom Landlord is restricted by the Anti-Terrorism Laws or reason of inclusion on the OFAC Lists from transacting business of the type contemplated by this Lease.

“Business Day” means any day other than a Saturday, Sunday, or national holiday.

“C of O” means a certificate of occupancy issued for a Development Project or for Project Improvements.

“C of O Date” means the date of the issuance of a C of O.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“Closing” means, for each Facility, the closing with Tenant of the lease for the Leased Property relating to such Facility.

“Commencement Date” means June 1, 2007.

“Company” means Lifecare Management Services, L.L.C., a limited liability company organized under the laws of the Commonwealth of Louisiana.

“Construction Funding Termination Date” means, for each Facility that is a Development Project or for Project Improvements, the earlier of [i] the first day of the month following the date that is 45 days after issuance of the final certificate of occupancy for the Facility; or [ii] the Mandatory Completion Date for the Facility.

“Construction Rent” has the meaning set forth in §2.1.

“Construction Term” means, with respect to each Development Project and for Project Improvements, the period of time commencing on the date that Landlord disburses the first Contingent Payment and ending on the date that the final Contingent Payment for the Development Project or for the Project Improvements, as the case may be, is first disbursed by Landlord to either of the following: [i] Tenant pursuant to satisfaction of the disbursement conditions set forth in §3.3 of the Disbursing Agreement, or [ii] an escrow account pursuant to the provisions of §5.1 of the Disbursing Agreement.

“Contingent Payment” means any payment by Landlord pursuant to the terms of this Lease excluding Acquisition Payments.

“Contingent Payment Request” means Tenant’s written request for a Contingent Payment on the form attached as Exhibit H.

“CPI” means the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. Cities Average, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor; provided that if compilation of the CPI in its present form and calculated on its present basis is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI published by the Bureau of Labor Statistics shall be used. If there is no such similar index, a substitute index which is then generally recognized as being similar to the CPI shall be used, such substitute index to be reasonably selected by Landlord.

“Default Rent” has the meaning set forth in §8.6.

“Development Project” means the construction of a new Facility for which Contingent Payments are made by Landlord pursuant to §22.4.

“Development Project Budget” means the budget of total costs of acquiring, developing, construction, furnishing and equipping a Development Project Facility. The Development Project Budget is attached as an Exhibit to the Disbursing Agreement.

“Development Project Contingent Payment Schedule” means the schedule attached as an Exhibit to the Disbursing Agreement setting forth Tenant’s estimate of the dates and amounts of the Contingent Payments required for a Development Project.

“Disbursing Agreement” means any Disbursing Agreement between Landlord and Tenant setting forth the terms and conditions pursuant to which Landlord shall make Contingent Payments to Tenant for certain Project Improvements or Development Projects and any amendments thereto or substitutions and replacements therefor.

“Effective Date” means the date of this Lease.

“Entity Guarantor” means LifeCare Holdings and each Subtenant, individually and collectively.

“Environmental Laws” means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including, but not limited to, [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.

“Event of Default” has the meaning set forth in §8.1.

“Expiration Date” has the meaning set forth in §1.3.

“Facility” means each facility located or to be constructed on a portion of the Land, including the Facility Property associated with such Facility together with the Satellite Facilities. References in this Lease to “the Facility” shall mean each Facility individually unless expressly stated otherwise.

“Facility Financial Statement” means an unaudited financial statement for each Facility which shall include the balance sheet, statement of income, statement of cash flows, a detailed listing of Qualified Improvements, the Annual Facility Configuration Statement attached as Exhibit J and census data in sufficient detail to show patient mix in the form of total patient days, including but not limited to, a breakdown of private pay, Medicare and Medicaid patients. The statement of income shall include [i] a comparison of actual and budgeted revenue and expenses for the current period, year-to-date and year-over-year; [ii] a breakdown of patient and other revenues itemized by payor type; and [iii] a breakdown of operating and non-operating expenses to the extent reasonably available, including an itemization of facility rental expenses, management fees, bad debt expenses, interest expense, depreciation expenses, amortization expenses and material non-recurring expenses.

“Facility Name” means the name under which a Facility has done or will do business during the Term. The Facility Name in use by each Facility on the Acquisition Date

(or upon commencement of operations in the case of a Development Project) is set forth on the attached Exhibit C. Exhibit C shall be amended for each Development Project that does not have an identified Facility Name on the date of the Lease. Further, Tenant will have the right to change the Facility Name from time to time during the Term by giving written notice to Landlord 30 days prior to a change in the Facility Name.

“Facility Property” means the portion of the Land on which a Facility is located or will be constructed, the legal description of which is set forth beneath the applicable Facility Name on Exhibit A, the Improvements on such portion of the Land, the Related Rights with respect to such portion of the Land, and Landlord’s Personal Property with respect to such Facility.

“Facility State” means the State in which a respective Facility is located or will be constructed.

“Facility States” means, collectively, the States in which the Leased Property is located or will be constructed.

“Facility Uses” means the uses relating to the operation of a Facility as an acute care hospital receiving Medicare reimbursement as a long term acute care hospital and operating the number of beds and units set forth on Exhibit C with respect to such Facility

“Farmerville Lease” means the lease dated February 29, 2000 with Farmerville Nursing and Rehabilitation Center, LLC, as amended from time to time, for the Farmerville Satellite Facility.

“Farmerville Satellite Facility” means the 12-bed long term acute care unit located at 813 North Main Street, Farmerville, Louisiana.

“Fixtures” means all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property (excluding Tenant’s Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

“Government Authorizations” means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective Facility Uses and certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

“Guarantor” means each Entity Guarantor, individually and collectively.

“Guaranty” means each Unconditional and Continuing Lease Guaranty entered into by a Guarantor to guarantee payment and performance of the Obligor Group Obligations and any amendments thereto or substitutions or replacements therefor.

“Hazardous Materials” means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, “regulated substance”, “solid waste” or “pollutant” as defined in any Environmental Law.

“HCN” means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.

“HCRI-LA” means HCRI Louisiana Properties, L.P., a limited partnership organized under the laws of the State of Delaware.

“HCRI-PA” means HCRI Pennsylvania Properties, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania.

“HCRI-TX” means HCRI Texas Properties, Ltd., a limited partnership organized under the laws of the State of Texas.

“HCRI-WI” means HCRI Wisconsin Properties, LLC, a limited liability company organized under the laws of the State of Wisconsin.

“HealthSouth Facilities” means the Mechanicsburg Facility, the Ruston Facility, the Las Vegas Facility, and the Sarasota Facility, all of which were acquired from affiliates of HealthSouth Corporation.

“HIPDB” means the Healthcare Integrity and Protection Data Bank maintained by the Department of Health and Human Services.

“Homer Lease” means the lease dated January 1, 2001 with Claiborne Manor Nursing Home, Inc., as amended from time to time, for the Homer Satellite Facility.

“Homer Satellite Facility” means the 18-bed long term acute care unit located at 6942 Highway 79, Homer, Louisiana.

“Impositions” has the meaning set forth in §3.2.

“Improvements” means all buildings, structures, Fixtures and other improvements of every kind on any portion of the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon any portion of the Land.

“Increaser Rate” means the most recent annual Medicare market basket inflation increase to the standard federal rate for long term acute care hospitals as determined by the Centers for Medicare and Medicaid Services and as published annually in the Federal Register (or a comparable measure if the same ceases to be used), but in no event will the cumulative average exceed ..25% per annum.

“Initial Term” has the meaning set forth in §1.3.

“Investment Amount” is an aggregate concept and means the sum of all Landlord Payments outstanding at the applicable time.

“Issuer” means a financial institution satisfactory to Landlord issuing the Letter of Credit and such Issuer’s successors and assigns. Any “Issuer” shall have a Kroll Bond Rating of “C+” or higher at all times throughout the Term.

“Land” means the real property described in Exhibit A attached hereto.

“Landlord” means HCN, HCRI-TX, HCRI-WI, HCRI-PA, and HCRI-LA, individually and collectively.

“Landlord Payment” means any Acquisition Payment or Contingent Payment.

“Landlord’s Personal Property” means all Fixtures located at the Facility or, in the case of a Development Project, will be owned by Landlord and located at the Facility upon commencement of operations of the Facility, including, without limitation, all Fixtures listed on any bills of sale delivered to Landlord in connection with the Facility, together with any and all replacements thereof, and all Fixtures that pursuant to the terms of this Lease becomes the property of Landlord during the Term, but expressly excluding Tenant’s Property.

“LC Proceeds” has the meaning set forth in §20.3.

“Lease” means this Second Amended and Restated Master Lease Agreement, as amended from time to time.

“Lease Documents” means this Lease and all documents executed by Landlord and Tenant relating to this Lease or the Facility.

“Lease Payments” means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

“Lease Year” means each consecutive period of 365 or 366 days between Rent Adjustment Dates.

“Leased Property” means all of the Land, Improvements, Related Rights and Landlord’s Personal Property.

“Legal Requirements” means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as each Facility in accordance with its respective Facility Uses; [iv] Medicare and Medicaid certification requirements (if applicable); [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs.

“Letter of Credit” means an irrevocable and transferable Letter of Credit in the amount required under the Term Sheet, issued by Issuer in favor of Landlord as security for the Lease and in form acceptable to Landlord, and any amendments thereto or replacements or substitutions therefor.

“LIBOR Business Day” means a Business Day on which dealings in dollar deposits are carried out in the London interbank market.

“LIBOR Rate” means, as of any date, the rate per annum (rounded to the nearest 1/100th of one percent) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two LIBOR Business Days prior to such date as the rate at which the Reference Bank is offered dollar deposits in the London interbank market where the LIBOR and foreign currency and exchange operations of the Reference Bank are customarily conducted, having a term of one month and in an amount comparable to the applicable Investment Amount.

“LifeCare Credit Facilities” means, with respect to LifeCare Holdings or any of its subsidiaries, one or more debt facilities (including the Credit Agreement dated February 1, 2011 entered into among LifeCare Holdings, LCI Holdco, LLC, the lenders party thereto in their capacities as lenders thereunder, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, J.P. Morgan Securities LLC, as Joint Lead Arranger and Sole Bookrunner, GE Capital Markets, Inc., as Joint Lead Arranger, General Electric Capital Corporation, as Syndication Agent, and Banc of America, N.A. and Gleacher & Company, as Co-Documentation Agents) or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“LifeCare Holdings” means LifeCare Holdings, Inc., a Delaware corporation, and the parent of Tenant and Company.

“LifeCare Senior Subordinated Debt” means the Indebtedness represented by [i] LifeCare Holding’s Senior Subordinated Notes due 2013 in the original aggregate principal amount of $150,000,000.00 and [ii] any guarantees in respect thereof.

“Louisiana Leased Property” means any Leased Property situated within the State of Louisiana.

“Mandatory Completion Date” means the date by which Tenant shall satisfy all conditions for final disbursement to Tenant pursuant to §3.3 of the Disbursing Agreement, which date may be extended pursuant to the force majeure provisions of the Disbursing Agreement. The Mandatory Completion Date is set forth in the applicable subsection of Article 22.

“Material Obligation” means [i] any indebtedness secured by a security interest in the accounts receivable of Tenant, Subtenant or Entity Guarantor or any Tenant’s Property, including but not limited to the LifeCare Credit Facilities and the LifeCare Senior Subordinated Debt; [ii] any indebtedness or lease (other than this Lease) of Tenant, Subtenant or Guarantor or of any other party that has been guaranteed by Tenant, Subtenant or Guarantor that has an outstanding principal balance or obligation in an amount greater than $500,000.00; [iii] any obligation to or agreement with the Issuer relating to the Letter of Credit; and [iv] any sublease of the Leased Property to an entity other than an Affiliate.

“Maximum Contingent Payments Amount” means the maximum amount of Contingent Payments that Landlord has committed to make for a particular purpose pursuant to Article 22.

“Maximum Investment Amount” has the meaning set forth in the Term Sheet.

“Net Operating Income” means the pre-tax net income of Tenant or Subtenant plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for interest and lease payments, if any; plus [iii] the amount of the provision for Rent payments; plus [iv] the amount of the provision for management fees.

“Net Worth” has the meaning set forth in §15.7.1.

“Obligor Group Obligations” means all payment and performance obligations of Tenant, Subtenant and Guarantor to Landlord, including, but not limited to, all obligations under this Lease, any loans extended to Tenant, Subtenant or Guarantor by Landlord and all documents executed by Tenant, Subtenant or Guarantor in connection with this Lease, any loan or any other obligation.

“Occupancy” means the average daily census divided by the number of licenses beds.

“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.

“OFAC Lists” means lists of known or suspected terrorists or terrorist organizations published by OFAC.

“Organization State” means the State in which an entity is organized.

“Organizational Documents” means [i] for a corporation, its Articles of Incorporation certified by the Secretary of State of the Organization State, as amended to date, and its Bylaws certified by such entity, as amended to date; [ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability company, its Articles of Organization certified by the Secretary of State of the Organization State, as amended to date, and its Operating Agreement certified by such entity, as amended to date.

“Payment Amount” means the amount of any Landlord Payment.

“Payment Date” means the date on which Landlord makes a Landlord Payment.

“Periodic Financial Statements” means [i] for Tenant and Subtenant, an unaudited balance sheet, statement of income and statement of cash flows for the most recent quarter; [ii] for the Facility, an unaudited Facility Financial Statement for the most recent month; and [iii] for each Entity Guarantor, an unaudited balance sheet and statement of income of Guarantor for the most recent quarter. The statement of income shall include [a] a comparison of actual and budgeted revenues and expenses for the current period, year-to-date and year-over-year; [b] a breakdown of patient and other revenues itemized by payor type and [c] a breakdown of operating and non-operating expenses to the extent reasonably available, including, but not limited to, an itemization of facility rental expenses, management fees, bad debt expenses, interest expenses, depreciation expenses, amortization expense and material non-recurring expenses.

“Permitted Exceptions” means the Assumed Lease, all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Acquisition Date, including, without limitation, the exceptions to title set forth on Exhibit B attached hereto, and any sublease of any portion of the Leased Property made in complete accordance with Article 18.

“Permitted Liens” means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant or Subtenant in the ordinary course of business for items not delinquent, including mechanic’s liens and deposits and charges under workers’ compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Lease; [v] the Permitted Exceptions; [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds $150,000.00; and [vii] liens granted pursuant to the LifeCare Credit Facilities.

“Personal Property” means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding consumable inventory and supplies owned by Tenant) used in connection with the Leased Property (and in the case of the Ruston Facility, used in connection with the Satellite Facilities), together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or Improvements.

“Portfolio Cash Flow” has the meaning set forth in §15.7.1.

“Portfolio Coverage Ratio” has the meaning set forth in §15.7.1.

“Pro Forma Statement” means a financial forecast for the Facility for the next five-year period (or in the case of a Development Project, the first five-year period of operation) prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

“Project Approval Letter” means any letter issued by Landlord pursuant to the Term Sheet setting forth the terms for construction or acquisition of a Facility approved by Landlord.

“Project Improvements” means any addition to or major renovation of a Facility for which Contingent Payments are made by Landlord pursuant to §22.3.

“Qualified Improvements” means those improvements made at a Facility and capitalized on the books of Tenant or Subtenant for any of the following: replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and major replacement of siding; major roof replacements, including major replacements of gutters, downspouts, eaves and soffits; major repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; major repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior; but excluding major alterations, renovations, additions and normal maintenance and repairs.

“Receivables” means [i] all of Tenant’s or Subtenant’s rights to receive payment for providing resident care and services as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant’s or Subtenant’s rights to receive payment for providing resident care services.

“Reference Bank” means a bank appearing on the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided, that, if no such offered rate shall appear on such display, “Reference Bank” shall mean a bank in the London interbank market as selected by Landlord.

“Related Rights” means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements.

“Renewal Date” means the first day of each Renewal Term.

“Renewal Fee” means a fee equal to 1% of the Investment Amount.

“Renewal Option” has the meaning set forth in §12.1.

“Renewal Term” has the meaning set forth in §12.1.

“Rent” means Construction Rent, Base Rent, Additional Rent and Default Rent.

“Rent Adjustment Date” means April 1, 2012 and each April 1 thereafter. The Rent Adjustment Date was determined as shown on Exhibit K.

“Rent Schedule” means the schedule issued by Landlord to Tenant showing the Base Rent to be paid by Tenant pursuant to the terms of this Lease, as such schedule is amended from time to time by Landlord. The Rent Schedule is attached to this Lease as Schedule 1 or will be attached following Closing if the Rent Schedule cannot be determined until the day of Closing.

“Replacement Operator” has the meaning set forth in §15.9.1.

“Satellite Facilities” means the Farmerville Satellite Facility and the Homer Satellite Facility.

“Stabilization” means the earlier of [i] two years after a C of O has been issued for a Facility, or [ii] the date a Facility achieves an average Occupancy of 75% or more for a period of three months.

“Stabilized Facility” means any Facility that is not a Development Project and any Development Project Facility that has achieved Stabilization, individually and collectively.

“Subtenant” means the entity identified on Exhibit C that subleases the Facility from Tenant and is the licensed operator of the Facility, individually and collectively. References in this Lease to “Subtenant” shall mean each Subtenant individually and shall relate to such Subtenant’s respective Facility unless expressly stated otherwise.

“Tenant” has the meaning set forth in the introductory paragraph of this Lease.

“Tenant’s Property” has the meaning set forth in §11.1.

“Term” means the Initial Term and each Renewal Term.

“Term Sheet” means the Term Sheet for Development Master Lease dated February 28, 2007, as supplemented by any Project Approval Letter, including but not limited to the Amended and Restated Project Approval Letter dated May 12, 2011.

“Transaction Fee” has the meaning set forth in §2.8.

1.4.1 Louisiana Leased Property Definitions. When used in connection with the Louisiana Leased Property, the following defined terms shall have the following additional meanings:

“Land” whether used in isolation or incorporated into any other defined terms, shall also be understood to mean and refer to “immovable property”, as that term is used in the Louisiana Civil Code.

“Landlord” whether used in isolation or incorporated into any other defined terms, shall also be understood to mean and refer to “lessor”, as that term is used in the Louisiana Civil Code.

“Liens” shall also be understood to mean and refer to “privileges” created under the Louisiana Civil Code.

“Personal Property” whether used in isolation or incorporated into any other defined terms, shall also be understood to mean and refer to “movable property”, as that term is used in the Louisiana Civil Code.

“Tenant” whether used in isolation or incorporated into any other defined terms, shall also be understood to mean and refer to “lessee”, as that term is used in the Louisiana Civil Code.

1.5 Landlord as Agent. With respect to its respective Facility, each Landlord appoints HCN as the agent and lawful attorney-in-fact of such Landlord to act for such Landlord for all purposes and actions of Landlord under this Lease and the other Lease Documents. All notices, consents, waivers and all other documents and instruments executed by HCN pursuant to the Lease Documents from time to time and all other actions of HCN as Landlord under the Lease Documents shall be binding upon such Landlord. All Rent payable under this Lease shall be paid to HCN. If HCN is the only Landlord, this section shall have no force or effect.

1.6 Ground Leased Facility.

1.6.1 General. Notwithstanding any other provision hereof to the contrary, Tenant acknowledges that Landlord does not possess a fee simple interest in the Land on which the San Antonio Facility is located. Instead, Landlord’s interest in the San Antonio Facility and the Leased Property related thereto consists of the tenant’s interest under the Assumed Lease. Therefore, Tenant’s interest in the San Antonio Facility is actually in the nature of a sublease, rather than a lease. Except as expressly set forth herein, the terms of this Lease shall apply to the sublease of the San Antonio Facility and related Facility Property to Tenant. Tenant acknowledges receipt of a copy of the Assumed Lease. Tenant acknowledges that Landlord has made no representation to Tenant with respect to the terms of the Assumed Leases except as set forth in Section 1.6.3(b) below and that Tenant is relying solely on its own review of the Assumed Lease with respect to the terms, provisions and status of the Assumed Lease.

1.6.2 Landlord Acceptance of Assumed Lease Obligations. As between Landlord and Tenant, Tenant acknowledges and agrees that Landlord has accepted the assignment of the Assumed Lease only as an accommodation to Tenant and that, therefore, Tenant agrees to undertake the performance of all obligations under the Assumed Lease or otherwise as hereinafter provided. Landlord’s agreement to accept the assignment of the Assumed Lease is being made in reliance upon the provisions hereof.

1.6.3 Compliance with Assumed Leases; Rent Payments Thereunder.

(a) Tenant’s Obligations. In addition to its other obligations under this Lease, Tenant hereby agrees to timely comply with each and every term applicable to the tenant under the Assumed Lease without notice or demand therefor by Landlord or the landlord under the Assumed Lease. Without limiting the foregoing, Tenant acknowledges and agrees that any and all amounts payable by tenant under the terms of the Assumed Lease, including rent, shall be the sole responsibility of Tenant and shall be deemed included in the definition of “Impositions” as set forth in this Lease. Such amounts shall be in addition to all amounts payable under this Lease. Notwithstanding the foregoing and the provisions of §3.1 of the Lease, Tenant shall deposit with Landlord on the first day of each month a sum equal to the amount of any payment required under the Assumed Lease in the month next succeeding the month in which such payment is made to Landlord. Such sums shall be used by Landlord toward timely payment of such required payments. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations arising under the Assumed Lease.

(b) Landlord’s Obligations. Landlord covenants, agrees and warrants to Tenant that Landlord will [i] not take any actions or fail to take any actions that Tenant is unable to take for Landlord, that would cause a default under the Assumed Lease; [ii] promptly deliver to Tenant copies of all notices and other documents received or given by the lessor under the Assumed Lease relating to a failure to comply with the terms of the Assumed Lease; and [iii] not amend or modify the term of the Assumed Lease to be less than the Term of this Lease (as may be extended from time to time). Landlord will indemnify Tenant and hold Tenant harmless from and against all damages caused to Tenant by reason of a monetary default under the Assumed Lease not caused by Tenant, provided that Tenant has timely deposited with Landlord all amounts required to be paid under the Assumed Lease.

(c) Tenant Liability under Assumed Lease. Landlord and Tenant expressly agree that the liabilities and obligations under the Assumed Lease during the Term of this Lease shall be obligations of Tenant to Landlord, and Tenant shall have no direct obligations to the Landlord under the Assumed Lease. Nothing in this paragraph shall limit any obligation relating to the Assumed Lease and agreed to by Tenant under the terms of this Lease.

1.6.4 Termination or Expiration of Assumed Lease. Notwithstanding the provisions of §1.3 hereof, if Landlord’s rights to the San Antonio Facility are terminated under the Assumed Lease, then the Term of this Lease shall be deemed terminated with respect to the

San Antonio Facility. Nothing in this §1.6.4 shall cause the Base Rent payable hereunder to be reduced nor the Investment Amount to be deemed reduced.

1.6.5 Remedies. In addition to the remedies provided for in §8.2 hereof, Landlord shall have the right, upon the occurrence of an Event of Default under the Lease or any Lease Document, to accelerate the payment of any or all amounts then or thereafter payable by tenant or lessee under the terms of the applicable Assumed Lease, including rent (“Assumed Lease Rent”) and Tenant shall be liable for the present value of the Assumed Lease Rent, discounted at an annual rate equal to the then-current U.S. Treasury Note rate for the closest comparable term.

1.6.6 Renewal Option. Notwithstanding the provisions of §12.1(b) hereof, for so long as the Assumed Lease relating to the San Antonio Facility is outstanding, Tenant shall be obligated to give Landlord irrevocable notice of renewal of this Lease no later than the date which is 60 days prior to the time that the Assumed Lease requires Landlord to exercise the next occurring renewal option thereunder.

ARTICLE 2: RENT

2.1 Construction Rent. The Rent payable for a Development Project shall commence with the first Contingent Payment for Project Improvements and continue during the Construction Term (“Construction Rent”) shall be paid in arrears in consecutive monthly installments and shall be included by Landlord in each monthly Contingent Payment. Landlord will provide Tenant an informational copy of a Construction Rent invoice prepared in accordance with the terms of the Term Sheet each month. The final payment of Construction Rent shall be paid on the final day of the Construction Term. The Construction Rent for each Development Project will be based upon the aggregate amount of the Acquisition Payments and the Contingent Payments made for such Development Project as of the applicable date, and Landlord’s rate of return equal to the LIBOR Rate plus 4.35%, adjusted from month to month at the time and in accordance with the Term Sheet to reflect each change in the LIBOR Rate.

2.2 Base Rent. Tenant shall pay Landlord base rent (“Base Rent”) in advance in consecutive monthly installments payable on the first day of each month during the Term and Renewal Term in the amount set forth on the Rent Schedule. The Base Rent payable for the current Lease Year is shown on the Rent Schedule, subject to adjustment pursuant to §2.3.2 (if applicable). For each subsequent Lease Year of the Term, the Base Rent shall be paid in accordance with the most recent revised Rent Schedule provided by Landlord pursuant to §2.3, as applicable. The Base Rent for each Renewal Term will be determined in accordance with §12.2.

2.3 Base Rent Adjustments.

2.3.1 Annual Increase of Base Rent. Commencing on the next Rent Adjustment Date and on each Rent Adjustment Date thereafter, the monthly installment of Base Rent shall increase by an amount equal to 1/12th of the Annual Rent Increase. As of each Rent Adjustment Date, Landlord shall promptly calculate the Annual Rent Increase and shall deliver the revised Rent Schedule to Tenant no later than 30 days after the Rent Adjustment Date. Until the revised

Rent Schedule is delivered to Tenant, Tenant shall pay the monthly Base Rent with the Annual Rent Increase calculated based upon an Increaser Rate of .25%. After the revised Rent Schedule is delivered to Tenant, if the actual monthly Base Rent is more than the monthly Base Rent paid pursuant to the preceding sentence, the difference shall be added to the monthly Base Rent payment made for the following month. Thereafter, Tenant shall make monthly Base Rent payments in accordance with the revised Rent Schedule.

2.3.2 Additional Landlord Payments. If Landlord makes a Landlord Payment other than an Acquisition Payment, the Base Rent will be increased effective on the Payment Date based upon the applicable rate of return to Landlord as set forth in the Term Sheet. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Payment Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent that Tenant paid to Landlord for such month and the installment of Base Rent actually due to Landlord for such month as a result of the Landlord Payment. On the first day of the month following receipt of the revised Rent Schedule, Tenant shall pay the monthly installment of Base Rent specified in the revised Rent Schedule.

2.4 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the “Additional Rent”).

2.5 Place of Payment of Rent. Tenant shall make all payments of Rent to Landlord by electronic wire transfer in accordance with the wiring instructions set forth in Exhibit D attached hereto, subject to change in accordance with other written instructions provided by Landlord from time to time.

2.6 Net Lease. This Lease shall be deemed and construed to be an “absolute net lease”, and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or setoff. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

2.7 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or setoff or recoupment against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

2.8 Transaction Fee. Tenant shall pay transaction fees to Landlord (individually and collectively “Transaction Fee”) in the amount and on the dates set forth in the Term Sheet.

ARTICLE 3: IMPOSITIONS AND UTILITIES

3.1 Payment of Impositions. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with §3.7 and further provided that for an Imposition that is levied prior to expiration of the Term but relates to periods accruing after the Term, Tenant shall only be responsible for that portion of the Imposition accruing during the Term. Tenant shall deliver to Landlord [i] not more than five days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof, but only for Impositions that are not paid on a monthly basis; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition payable by Tenant under the Lease as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing and if Tenant shall have paid all Impositions due and payable as of the date of the refund. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be timely applied to an obligation of Tenant in the order which Landlord may determine in Landlord’s reasonable discretion. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord with respect to the Lease within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.

3.2 Definition of Impositions. Subject to the last sentence of §3.2, “Impositions” means, collectively, [i] taxes (including, without limitation, all capital stock and franchise taxes of Landlord imposed by the Facility State or any governmental entity in the Facility State due to this lease transaction or Landlord’s ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the Facility State because of Landlord’s ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, commercial activity, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant’s operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the Facility State or any governmental entity in the Facility State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant’s designee, including, without limitation, conveyance taxes, capital gains taxes, and commercial activity taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord’s interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax based on net income imposed on Landlord by any governmental entity (including any tax attributable to Landlord’s taxable margin levied pursuant to Chapter 171 of the Texas Tax Code or any amendment or replacement thereof) other than the capital stock and franchise taxes described in clause [i] above, nor shall Tenant be required to pay any capital gains tax imposed upon Landlord in connection with the sale of the Leased Property or sums due in connection with any easement agreement entered into by Landlord after the Effective Date without Tenant’s prior written consent.

3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year for real estate taxes, which sums shall be used by Landlord toward payment of such Impositions. In addition, if an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year other than for real estate taxes, which sums shall be used by Landlord toward payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

3.4 Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding twelve months, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord’s receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant’s failure to maintain sufficient heat in the Improvements.

3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations under this Lease.

3.6 Business Expenses. Tenant acknowledges that it is solely responsible for all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

3.7 Permitted Contests. Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid

Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant’s counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable and Tenant’s counsel can reasonably render such opinion with appropriate qualifications and limitations; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

ARTICLE 4: INSURANCE

4.1 Property Insurance. At Tenant’s expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

(a) Loss or damage commonly covered by a “Special Form” policy insuring against physical loss or damage to the Improvements and Personal Property, including, but not limited to, risk of loss from fire, windstorm and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in §4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

(b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

(c) Consequential loss of rents and income coverage insuring against all “Special Form” risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least six months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

(d) If the Leased Property is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

(e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

(f) Loss or damage commonly covered by blanket crime insurance, including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

4.2 Liability Insurance. At Tenant’s expense, Tenant shall maintain liability insurance against the following:

(a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner’s protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

(b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

(c) Claims for personal injury commonly covered by medical malpractice and professional liability insurance in commercially reasonable amounts acceptable to Landlord.

(d) Claims commonly covered by workers’ compensation insurance for all persons employed by Tenant on the Leased Property. Such workers’ compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

4.3 Builder’s Risk Insurance. In connection with any construction, Tenant shall maintain in full force and effect a builder’s completed value risk policy (“Builder’s Risk Policy”) of insurance in a nonreporting form insuring against all “Special Form” risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire, windstorm and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder’s Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder’s Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder’s Risk Policy shall include an endorsement permitting initial occupancy.

4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

(a) For Development Projects, the insurance coverage set forth in §§4.1 and 4.2 shall not be required until the Facility being constructed is completed as set forth in the Disbursing Agreement.

(b) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed.

(c) The carriers of all policies shall have a Best’s Rating of “A-1” or better and a Best’s Financial Category of XII or higher and shall be authorized to do insurance business in the Facility State.

(d) Tenant shall be the “named insured” and Landlord shall be an “additional insured” on each policy.

(e) Tenant shall deliver to Landlord certificates or copies of policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days’ prior written notice to Landlord.

(f) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.

(g) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

(h) At least 30 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of Closing) completed and signed by Tenant’s insurance agent.

4.5 Replacement Value. The term “full replacement value” means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 4, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender’s loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be required by the mortgagee.

4.10 Escrows. After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord’s requirements after receipt of notice thereof from Landlord.

ARTICLE 5: INDEMNITY

5.1 Tenant’s Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord’s and such successor’s and assign’s directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys’ fees, court costs, and the costs set forth in §8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property, provided the foregoing indemnification provisions shall not apply to any demand, claim, cause of action caused by the gross negligence or willful misconduct of Landlord or its employees or agents (provided that Tenant and any of Tenant’s employees, agents, contractors or invitees shall not be an agent of Landlord with respect to this Lease); [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors; and [vii] any obligations, costs or expenses arising under any Permitted Exceptions. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at Landlord’s rate of return as provided in the Term Sheet. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its commercially reasonable efforts to defend such action, suit or proceeding; provided Tenant may settle on terms acceptable to Tenant.

5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant’s defense of any such action.

5.1.2 Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Lease.

5.2 Environmental Indemnity; Audits. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord’s interest in this Lease, and Landlord’s and such successors’ directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants’ and attorneys’ fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant’s indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant’s occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord in good faith reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant’s expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys’ fees and costs.

5.3 Limitation of Landlord’s Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant’s business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord’s control.

ARTICLE 6: USE AND ACCEPTANCE OF PREMISES

6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord and Tenant acknowledge that due to Medicare reimbursement and regulatory changes, the Facility Uses as defined herein may not be the highest and best use of a Facility in the future. If Landlord and Tenant mutually agree using their reasonable business judgment that there is an alternative healthcare use for a Facility that reasonably can be expected to provide sustainable Net Operating Income in excess of the Net Operating Income provided by the current Facility Use, then Landlord and Tenant will mutually agree to an alternative Facility Use for that Facility. If Landlord and Tenant mutually agree to an alternative healthcare use for a Facility, the Master Lease will be amended, as appropriate, to reflect the alternative use. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant’s receipt of each item.

6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant’s use; [iii] Landlord will deliver the Leased Property to Tenant in “as-is” condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order or in the case of a Development Project, will be in good working order upon completion of construction of the Facility. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra-hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times after prior notice to examine the condition thereof. Landlord shall have the right to have an annual inspection of the Leased Property performed and Tenant shall pay an inspection fee of $1,500.00 per Facility plus Landlord’s reasonable out-of-pocket expenses within 30 days after receipt of Landlord’s invoice.

6.4 Louisiana Lease Provisions. Tenant specifically acknowledges that it is solely responsible for the operation and maintenance of the Louisiana Leased Property, and that Landlord, its agents and employees, have no responsibility therefor. TENANT ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE PREMISES OF ALL LOUISIANA LEASED PROPERTY AND, IN ACCORDANCE WITH THE PROVISIONS OF LA. C.C. ARTICLE 2699, HEREBY SPECIFICALLY WAIVES ANY AND ALL WARRANTIES PROVIDED BY THE PROVISIONS OF THE LOUISIANA CIVIL CODE TO THE FULLEST EXTENT PERMITTED BY LAW.

6.5 Florida Lease Provision. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

ARTICLE 7: MAINTENANCE, QUALIFIED IMPROVEMENTS, AND MECHANICS’ LIENS

7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, HVAC systems, equipment, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall at all times maintain, operate and otherwise manage the Leased Property on a basis and in a manner consistent with the standards of the highest quality competing facilities in the market areas served by the Leased Property. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or the property to be repaired shall be replaced. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any parts thereof for the Facility Uses. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times after prior notice, and if Landlord gives Tenant notice of maintenance problem areas, Tenant shall deliver to Landlord a plan of correction within 15 Business Days after receipt of the notice. Tenant shall diligently pursue correction of all problem areas within 60 days after receipt of the notice and, upon expiration of the 60-day period, shall deliver evidence of completion to Landlord or an interim report evidencing Tenant’s diligent progress towards completion and, at the end of the next 60-day period, evidence of satisfactory completion. Landlord shall waive an Event of Default for failure to complete any repairs upon presentation to Landlord of evidence reasonably satisfactory to Landlord, in Landlord’s sole discretion, that Tenant has diligently pursued correction all problems. Upon completion, Landlord shall have the right to re-inspect the Facility and Tenant shall pay Landlord’s reasonable out-of-pocket expenses within 30 days after receipt of Landlord’s invoice. At each inspection of the Leased Property by Landlord, the Facility employee in charge of maintenance shall be available to tour the Facility with Landlord and answer questions.

7.1.1 Qualified Improvements for San Antonio Facility and Waukesha Facility. Within 60 days after the end of each fiscal year, Tenant shall deliver to Landlord a certificate in the form of Exhibit G-1 listing the Qualified Improvements made in the prior year to the San Antonio Facility and the Waukesha Facility. At least annually, at the request of Landlord, Landlord and Tenant shall review capital expenditures budgets and agree on modifications, if any, required by changed circumstances and the changed conditions of the San Antonio Facility and the Waukesha Facility.

7.1.2 Qualified Improvements for HealthSouth Facilities. Tenant shall complete the repairs and improvements described on Exhibit I to the HealthSouth Facilities within the time periods indicated on Exhibit I. During the fiscal year commencing January 1, 2017, Tenant shall expend or escrow at least $1,250.00 per bed for Qualified Expenditures to improve the HealthSouth Facilities. Thereafter throughout the Term, Tenant shall expend or escrow such minimum amount each fiscal year, increased annually in proportion to increases in the CPI. Within 60 days after the end of each fiscal year, Tenant shall deliver to Landlord a certificate in the form of Exhibit G-2 listing the Qualified Improvements made in the prior year to the HealthSouth Facilities. Commencing with fiscal year 2017, if the entire minimum amount was not expended in such year, the certificate will include certification that the balance of the current minimum amount has been deposited in a reserve account to be used solely for Qualified Improvements for the HealthSouth Facilities. At least annually, at the request of Landlord, Landlord and Tenant shall review capital expenditures budgets and agree on modifications, if any, required by changed circumstances and the changed conditions of the HealthSouth Facilities.

7.2 Required Alterations. Tenant shall, at Tenant’s sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant’s use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of §16.4.

7.3 Mechanic’s Liens. Tenant shall have no authority to permit or create a lien against Landlord’s interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord’s interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic’s liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic’s lien filed against the Leased Property within 10 days after notice of the filing thereof. Tenant shall pay all expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys’ fees.

7.4 Replacements of Fixtures and Landlord’s Personal Property. Tenant shall not remove Fixtures and Landlord’s Personal Property from the Leased Property except to replace the Fixtures and Landlord’s Personal Property by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord’s ownership of Landlord’s Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Landlord’s Personal Property by equipment lease or by a security agreement and financing statement if [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including, without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

ARTICLE 8: DEFAULTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default (“Event of Default”) hereunder without any advance notice to Tenant unless specified herein:

(a) Tenant fails to pay in full any installment of Base Rent, any Additional Rent or any other monetary obligation payable by Tenant under this Lease, within 10 days after such payment is due.

(b) Tenant, Subtenant or Guarantor (where applicable) fails to comply with any covenant set forth in Article 14, §15.6, §15.7, §15.8 or Article 20 of this Lease.

(c) Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 60 days after receipt of the notice (subject to extensions in accordance with §7.1). The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of §8.1.

(d) Tenant or Subtenant abandons or vacates any Facility Property or any material part thereof, ceases to operate any Facility, ceases to do business or ceases to exist for any reason for any one or more days.

(e) [i] The filing by Tenant, Subtenant or Guarantor of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant, Subtenant or Guarantor; [ii] the failure by Tenant, Subtenant or Guarantor within 90 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant, Subtenant or Guarantor; [iv] any assignment by Tenant, Subtenant or Guarantor for the benefit of its creditors; [v] the entry by Tenant, Subtenant or Guarantor into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant, Subtenant or Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant, Subtenant or Guarantor (provided such receiver shall not have been removed or discharged within 90 days of the date of his qualification).

(f) [i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property, Tenant or Subtenant which affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant, Subtenant or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant, Subtenant or Guarantor is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant, Subtenant or Guarantor from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant or Subtenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

(g) Any representation or warranty made by Tenant, Subtenant or Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant, Subtenant or Guarantor pursuant hereto or thereto shall prove to be false or incorrect in any material respect as of the date made.

(h) Tenant, any Subtenant, any Guarantor or LCI Holding Company, Inc. defaults on any indebtedness or obligation to Landlord or any agreement with Landlord including, without limitation, any lease with Landlord or any Disbursing Agreement, or the occurrence of a default under any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

(i) Any guarantor of this Lease dies, dissolves, terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under the Bankruptcy Code or any other insolvency law, or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor, and in the case of the death or incompetency of an individual guarantor only, Tenant fails within 30 days to deliver to Landlord a substitute guaranty or other collateral reasonably satisfactory to Landlord.

(j) The license for the Facility or any other Government Authorization is canceled, suspended, reduced to provisional or temporary, or otherwise invalidated and not reinstated within 60 days thereafter, or license revocation or decertification proceedings are commenced against Tenant or Subtenant and not dismissed within 60 days, or any reduction occurs in the number of licensed beds or units at the Facility and such original number of beds is not reinstated within 60 days, or an admissions ban is issued for the Facility and not dismissed within 60 days.

8.2 Remedies. Upon the occurrence of an Event of Default under this Lease or any Lease Document, and at any time thereafter until Landlord waives the default in writing or acknowledges cure of the default in writing, at Landlord’s option, without declaration, notice of nonperformance, protest, notice of protest, notice of default, notice to quit or any other notice or demand of any kind, Landlord may exercise any and all rights and remedies provided in this Lease or any Lease Document or otherwise provided under law or in equity, including, without limitation, any one or more of the following remedies:

(a) Landlord may re-enter and take possession of the Leased Property without terminating this Lease, and lease the Leased Property for the account of Tenant, holding Tenant liable for all costs of Landlord in reletting the Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

(b) Landlord may terminate this Lease by written notice to Tenant, exclude Tenant from possession of the Leased Property and use efforts to lease the Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

(c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

(d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

(e) Landlord may accelerate all of the unpaid Rent hereunder based on the then current Rent Schedule and Tenant shall be liable for the present value of the aggregate Rent for the unexpired term of this Lease, discounted at an annual rate equal to Tenant’s incremental borrowing rate as of the Effective Date.

(f) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

(g) Landlord may exercise the Option to Purchase Tenant Assets as set forth in §15.9.1, except that notice of the exercise of the Option to Purchase Tenant Assets may be given by Landlord at any time no later than 90 days after an Event of Default (as extended by any applicable cure period, if any).

(h) Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

(i) Landlord may terminate its obligation, if any, to disburse any further Landlord Payments.

(j) Landlord may enter and take possession of the Land or any portion thereof and any one or more Facilities without terminating this Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints HCN its lawful attorney-in-fact with full power to do any of the following: [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Investment Amount or Maximum Contingent Payments Amount, as applicable, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Investment Amount or Maximum Contingent Payments Amount, as applicable, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Landlord or Landlord’s designee. This power of attorney is a power coupled with an interest and cannot be revoked; provided, however, it expires upon expiration of all obligations of Tenant under the Lease.

(k) Landlord may apply, with or without notice to Tenant, for the appointment of a receiver (“Receiver”) for Tenant or Tenant’s business or for the Leased Property. Unless prohibited by law, such appointment may be made either before or after termination of Tenant’s possession of the Leased Property, without notice, without regard to the solvency or insolvency of Tenant at the time of application for such Receiver and without regard to the then value of the Leased Property, and Landlord or Landlord’s designee may be appointed as Receiver. After the occurrence of an Event of Default, Landlord shall be entitled to appointment of a receiver as a matter of right and without the need to make any showing other than the existence of an Event of Default. The Receiver shall have the power to collect the rents, income, profits and Receivables of the Leased Property during the pendency of the receivership and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Leased Property during the whole of said proceeding. All sums of money received by the Receiver from such rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Rent or any other monetary obligation of Tenant under this Lease, including, without limitation, any losses or damages incurred by Landlord under this Lease. Tenant, if requested to do so, will consent to the appointment of any such Receiver as aforesaid.

(l) Landlord may terminate any management agreement with respect to any of the Leased Property and shall have the right to retain one or more managers for the Leased Property at the expense of Tenant, such manager(s) to serve for such term and at such compensation as Landlord reasonably determines is necessary under the circumstances.

(m) Notwithstanding anything to the contrary set forth in Section 8.2(e), (f) and (g) above, the Rent to be paid by Tenant following an Event of Default shall not exceed 90% of the fair market value of the Facility measured as of the Effective Date.

8.3 Right of Setoff. Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), setoff or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.

8.4 Performance of Tenant’s Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within five days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any reasonable expenditures thus incurred by Landlord and shall pay interest thereon at Landlord’s rate of return as provided in the Term Sheet.

8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10-day grace period set forth in this section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

8.6 Default Rent. At Landlord’s option at any time after the occurrence of an Event of Default and while such Event of Default remains uncured, the Base Rent payable under this Lease shall be increased to reflect Landlord’s rate of return of 18.5% per annum on the Investment Amount (“Default Rent”); provided, however, that if a court of competent jurisdiction determines that any other amounts payable under this Lease are deemed to be interest, the Default Rent shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate.

8.7 Attorneys’ Fees. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord’s rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in-house counsel or outside counsel; and [iii] the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such reasonable costs, expenses, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

8.8 Reserved.

8.9 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

8.10 Waivers. Tenant waives [i] any notice required by statute or other law as a condition to bringing an action for possession of, or eviction from, any of the Leased Property, [ii] any right of re-entry or repossession, [iii] any right to a trial by jury in any action or proceeding arising out of or relating to this Lease, [iv] any objections, defenses, claims or rights with respect to the exercise by Landlord of any rights or remedies, [v] any right of redemption whether pursuant to statute, at law or in equity, [vi] all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices to quit and any other notice or demand of any kind, and [vii] all notices of the existence, creation or incurring of any obligation or advance under this Lease before or after this date.

8.11 Obligations Under the Bankruptcy Code. Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Property, an amount equal to all Rent due pursuant to this Lease. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: [i] the cure of any monetary defaults and reimbursement of pecuniary loss within not more than five Business Days of assumption and/or assignment; [ii] the deposit of an additional amount equal to not less than three months’ Base Rent, which amount is agreed to be a necessary and appropriate deposit to adequately assure the future performance under this Lease of the Tenant or its assignee; and [iii] the continued use of the Leased Property for the Facility Uses. Nothing herein shall be construed as an agreement by Landlord to any assignment of this Lease or a waiver of Landlord’s right to seek adequate assurance of future performance in addition to that set forth hereinabove in connection with any proposed assumption and/or assignment of this Lease.

ARTICLE 9: DAMAGE AND DESTRUCTION

9.1 Notice of Casualty. If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty in excess of $100,000.00 (a “Casualty”), Tenant shall give written notice thereof to Landlord within one Business Day after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

9.2 Substantial Destruction.

9.2.1 If any Facility’s Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore such Improvements in accordance with §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration, which insurance proceeds will be disbursed in accordance with the terms substantially similar to those in the Disbursing Agreement. The term “substantially destroyed” means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.

9.2.2 If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate this Lease with respect to the entire Leased Property and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in §9.2.3. If Landlord elects to terminate, Landlord shall give notice (“Termination Notice”) of its election to terminate this Lease within 30 days after receipt of Tenant’s notice of the damage. If Tenant does not exercise its option to renew under §9.2.3 within 15 days after delivery of the Termination Notice, this Lease shall terminate on the 15th day after delivery of the Termination Notice. If this Lease is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination.

9.2.3 If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease with respect to the entire Leased Property (but not any part thereof). Tenant shall give Landlord irrevocable notice of Tenant’s election to renew within 15 days after delivery of the Termination Notice. If Tenant elects to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 15 -year period. The Renewal Term will commence on the third day following Landlord’s receipt of Tenant’s notice of renewal. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

9.3 Partial Destruction. If any Facility’s Improvements are not substantially destroyed, then Tenant shall comply with the provisions of §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant’s expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord’s approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of §16.2 for such repairs or rebuilding. Promptly after receiving Landlord’s approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant’s reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys’ fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord’s receipt of evidence reasonably satisfactory to Landlord that such payments are required in advance. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic’s or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant’s property.

9.5 Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant’s repair, rebuilding or restoration under §9.4 in full, Tenant shall deposit with Landlord at Landlord’s option, and within 10 days of Landlord’s request, an amount sufficient in Landlord’s and Tenant’s reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

9.7 Landlord’s Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant’s obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

9.8 Landlord’s Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord’s attorneys in connection therewith.

9.9 No Rent Abatement. Rent will not abate pending the repairs or rebuilding of the Leased Property.

ARTICLE 10: CONDEMNATION

10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (“Taking”), any entire Facility Property is taken, or so much of any Facility Property is taken that the Facility Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end with respect to such Facility Property only on the earlier of the vesting of title to the Facility Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority. Upon such termination, the Investment Amount shall be reduced by the actual net award for such Taking received by Landlord and Rent hereunder shall be reduced accordingly unless there is only one Facility Property subject to this Lease in which case the Lease will terminate. The termination of this Lease as to one Facility Property due to a taking is the result of circumstances beyond the control of Landlord and Tenant and the parties affirm that, except for such specific isolated situation, this Lease is intended to be a single indivisible lease. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Facility Property, provided Tenant shall be entitled to file a claim for all amounts permitted Tenant under applicable law.

10.1.1 If any Facility Property is taken during the final 18 months of the Initial Term or any Renewal Term, Landlord shall have the option to terminate this Lease with respect to all Leased Property.

10.2 Partial Taking. If, after a Taking, so much of the Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly in a fair and equitable manner; [ii] at its cost, Tenant shall restore so much of the Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys’, appraisers’, and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Facility Property), or Tenant’s actual out-of-pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award to be applied to any outstanding Obligor Obligation. The restoration shall be completed in accordance with §§9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

10.3 Condemnation Proceeds Not Trust Funds. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

ARTICLE 11: TENANT’S PROPERTY

11.1 Tenant’s Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord’s Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other Personal Property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties or parties affiliated with Tenant is hereinafter referred to as “Tenant’s Property”.

11.2 Requirements for Tenant’s Property. Tenant shall comply with all of the following requirements in connection with Tenant’s Property:

(a) Tenant shall, at Tenant’s sole cost and expense, maintain, repair, and replace Tenant’s Property.

(b) Tenant shall, at Tenant’s sole cost and expense, keep Tenant’s Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant’s Property to the extent needed to operate the Facility in accordance with the terms set forth herein. The insurance shall meet the requirements of §4.3.

(c) Tenant shall pay all taxes applicable to Tenant’s Property.

(d) If Tenant’s Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant’s Property unless Landlord elects to terminate this Lease pursuant to §9.2.2.

(e) Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant’s Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant’s Property.

(f) Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant’s Property or Leased Property. Tenant shall, at Landlord’s option, remove Tenant’s Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant’s Property. If Tenant fails to remove Tenant’s Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant’s Property, Tenant’s Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant’s Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant’s Property and repairing any damage caused by such removal. Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

(g) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant’s Property. For equipment loans or leases for equipment having an original cost in excess of $150,000.00, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including, without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

ARTICLE 12: RENEWAL OPTIONS

12.1 Renewal Options. Tenant has the option to renew (“Renewal Option”) this Lease for one 14-year, 11-month renewal term (“Renewal Term”). Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

(a) There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default (except that for this limited purpose, any unrepaired casualty or condemnation of a Facility shall not be an Event of Default prohibiting Tenant from exercising the Renewal Option), at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

(b) Tenant shall give Landlord irrevocable written notice of renewal no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 20 days after Landlord’s delivery of the Termination Notice as set forth in §9.2.3.

(c) Tenant shall pay all amounts, costs, expenses, charges, Rent and other items payable by Tenant to Landlord, including, but not limited to, enforcement costs as set forth in §8.7, and the Renewal Fee to Landlord on the Renewal Date.

12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

(a) Effective Date. Except as otherwise provided in §9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term. The first day of each Renewal Term is also referred to as the Renewal Date.

(b) Investment Amount. Effective as of the Renewal Date, a single Investment Amount will be computed by summing all Landlord Payments made to date.

(c) Rent Adjustment. Effective as of the Renewal Date, Landlord shall calculate Base Rent for the Renewal Term based upon the applicable rate of return to Landlord as set forth in the Term Sheet and shall issue a new Rent Schedule reflecting the Base Rent adjustment. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Renewal Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent paid to Landlord for such month and the installment of Base Rent actually due for such month as a result of the renewal of the Lease.

(d) Other Terms and Conditions. Except for the modifications set forth in this §12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term.

ARTICLE 13: RESERVED

ARTICLE 14: NEGATIVE COVENANTS

Until the Obligor Group Obligations shall have been performed in full, Tenant, Subtenant and Guarantor covenant and agree that Tenant and Subtenant (and Guarantor where applicable) shall not do any of the following without the prior written consent of Landlord:

14.1 No Debt. Tenant and Subtenant shall not create, incur, assume, or permit to exist any indebtedness other than [i] trade debt incurred in the ordinary course of business; [ii] indebtedness that is secured by any Permitted Lien; [iii] indebtedness under the LifeCare Credit Facilities (including any modifications, amendments or refinancings thereof); [iv] LifeCare Senior Subordinated Debt (including any modifications, amendments or refinancings thereof); and [v] indebtedness relating to the Letter of Credit.

14.2 No Liens. Tenant and Subtenant shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Tenant or Subtenant, except for Permitted Liens.

14.3 No Guaranties. Tenant and Subtenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business or guarantees in respect of LifeCare Senior Subordinated Debt (including any modifications, amendments or refinancings thereof) or under the LifeCare Credit Facilities (including any modifications, amendments or refinancings thereof).

14.4 No Transfer. Tenant and Subtenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien and in accordance with Article 18.

14.5 No Dissolution. Company, Tenant, Subtenant, or Entity Guarantor shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired).

14.6 No Change in Operation. No material change shall occur in the licensed operation of the Facility. Each Subtenant shall remain the licensed operator of the Facility as specified on Exhibit C.

14.7 No Investments. Tenant and Subtenant shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Guarantor, any Affiliate, or any shareholder, member or partner of Tenant, Guarantor or any Affiliate, except for (i) cash balances temporarily invested in short-term or money market securities; and (ii) investments in capital stock or loans to a wholly-owned subsidiary that becomes a Subtenant and Guarantor under this Lease. Notwithstanding the foregoing, this negative covenant shall not prohibit Tenant or Subtenant from making a distribution or paying a dividend so long as (a) at the time of such distribution or payment of a dividend no Event of Default exists; and (b) immediately after such distribution or payment of a dividend, Tenant and Guarantor are not in violation of the financial covenant set forth in §15.7.3 hereof or the Net Worth financial covenant set forth in §10 of the Guaranty, without regard to the time periods provided for such financial covenants. Such financial covenants will be tested on the date of the distribution or payment of the dividend and not at the end of the fiscal quarter.

14.8 Contracts. Tenant and Subtenant shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $150,000.00 shall not be considered “material” for purposes of this paragraph.

14.9 Satellite Facilities. Neither Tenant nor the applicable Subtenant shall [i] modify the number of beds located at the Satellite Facilities, or [ii] terminate or materially modify the Farmerville Lease or the Homer Lease without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant or the applicable Subtenant may extend the term of the Farmerville Lease or the Homer Lease without Landlord’s prior written consent but shall provide Landlord a copy of any amendment or other documentation evidencing the extension within a reasonable period of time thereafter.

14.10 Change of Location or Name. Tenant and Subtenant shall not change any of the following: [i] the location of the principal place of business or chief executive office of Tenant or Subtenant, or any office where any of Tenant’s or Subtenant’s books and records with respect to the Facility are maintained, except after providing Landlord with 30 days prior written notice; [ii] the name under which Tenant or Subtenant conducts any of its business or operations, except after providing Landlord with 30 days prior written notice; or [iii] reorganize or otherwise change its respective Organization State.

14.11 Anti-Terrorism Laws. None of Tenant, Subtenant, Guarantor, Company nor any Affiliate is now, or shall be at any time hereafter, a Blocked Person, whether such restriction arises under United States law, regulation, executive orders and OFAC Lists, and neither Tenant nor any Affiliate is engaging, or shall engage, in any dealings or transactions with, or shall otherwise be associated with, any Blocked Person. Tenant shall not at any time be in violation of any laws or regulations relating to terrorism, money laundering or similar activities, including, without limitation, Anti-Terrorism Laws.

ARTICLE 15: AFFIRMATIVE COVENANTS

15.1 Perform Obligations. Tenant and Subtenant shall each perform all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements.

15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant’s construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

15.3 Documents and Information.

15.3.1 Furnish Documents. Tenant, each Subtenant and each Entity Guarantor shall periodically during the term of the Lease and at any time requested by Landlord deliver to Landlord the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget, Annual Budget and all other documents, reports, schedules and copies described on Exhibit E within the specified time periods and in electronic format via the email address reporting@hcreit.com. Landlord may change the email address at any time by giving the other party notice of such change. Landlord may exhibit or furnish any document delivered to Landlord, including Facility Financial Statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility, the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget, Annual Budget and all other documents, reports, schedules and copies described on Exhibit E or copies thereof, or any other document relating to any of them, [i] to any potential transferee of the Lease or any of the Leased Property, [ii] to any governmental or regulatory authority in connection with any legal, administrative or regulatory proceedings requiring disclosure, [iii] to any proposed creditor in connection with the financing of the Leased Property, [iv] to Landlord’s attorneys, auditors and underwriters, and [v] to any other person or entity for which there is a legitimate business purpose for such disclosure. All such information shall be treated as confidential and proprietary to Tenant, each Subtenant and each Entity Guarantor, as the case may be, and such information will be maintained as confidential by Landlord. Further, no information will be disclosed or delivered by Landlord to any of the persons identified in items [i] through [v] above without their respective written agreement to maintain the confidentiality of the information.

15.3.2 Furnish Information. Tenant and each Subtenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; [v] permit Landlord to copy and make abstracts from any and all of said books and records, provided Landlord shall maintain the confidentiality of such books and records and financial conditions reflected therein; and [vi] make provisions to set-up and implement quarter variance meetings attended in person or via telephonic conference with Landlord upon Landlord’s request.

15.3.3 Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease. Within 15 days after a request from Landlord, Tenant and each Subtenant shall provide to Landlord such additional information regarding Tenant, Tenant’s financial condition, Subtenant, each Subtenant’s financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may require from time to time, including, without limitation, a current Tenant’s Financial Certification in the form of Exhibit F and Quarterly Facility Accounts Receivable Aging Report and Quarterly Facility Accounts Payable Aging Report. Upon Landlord’s request, but not more than once every three years, Tenant shall provide to Landlord, at Tenant’s expense, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.

15.3.4 Material Communications. Tenant and each Subtenant shall transmit to Landlord, within five Business Days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations (except that any material communication regarding termination or revocation of a license to operate a Facility, shall be provided within one Business Day of receipt), and Tenant and each Subtenant will promptly respond to Landlord’s inquiry with respect to such information. Tenant and each Subtenant shall notify Landlord in writing within five Business Days after Tenant or any Subtenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant, Subtenant, Guarantor, or the Facility that may affect the right to operate the Facility or Landlord’s title to the Facility or Tenant’s interest therein.

15.3.5 Requirements for Financial Statements. Tenant shall meet or cause the following requirements to be met in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied by KPMG or another nationally or regionally recognized independent certified public accountant subject to approval by Landlord which approval shall not be unreasonably withheld; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to such audited financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion.

15.4 Compliance With Laws. Tenant and each Subtenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Tenant and each Subtenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant and each Subtenant, respectively, at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant’s and each Subtenant’s respective business and operations. Tenant and each Subtenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

15.5 Broker’s Commission. Tenant shall indemnify Landlord from claims of brokers arising through Tenant by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord in connection with any such claims (including attorneys’ fees).

15.6 Existence and Change in Ownership. Company, Tenant, Subtenant and each Entity Guarantor shall maintain its existence throughout the term of this Lease. Any change in the equity ownership of Company, Tenant, Subtenant or any Entity Guarantor that results in a change in Control (as defined within the definition of “Affiliate” in §1.4 hereof) of such entity, shall require Landlord’s prior written consent. Any change in Control or equity ownership of LCI Holding Company, Inc., LCI Intermediate Holdco, Inc. or LCI Holdco, LLC shall not be governed by or restricted by any provision of this Lease.

15.7 Financial Covenants. The defined terms used in this section are defined in §15.7.1. The method of calculating Net Worth and valuing assets shall be consistent with the Financial Statements. The following financial covenants shall be met throughout the term of this Lease:

15.7.1 Definitions.

(a) “Net Worth” means an amount equal to the total consolidated fair market value of the tangible assets of the person (excluding good will and other intangible assets) minus the total consolidated liabilities of such person.

(b) “Portfolio Cash Flow” means the aggregate net income arising from all Stabilized Facilities under this Lease as reflected on the Facility Financial Statement of each Stabilized Facility plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Base Rent payments and interest and equipment lease payments, if any, relating to the Stabilized Facilities; and minus [v] an imputed management fee equal to 5% of gross revenues of the Stabilized Facilities (net of contractual allowances).

(c) “Portfolio Coverage Ratio” is the ratio of [i] Portfolio Cash Flow for each applicable period; to [ii] the Base Rent payments under this Lease allocated to the

Stabilized Facilities for the applicable period plus interest and equipment lease payments, if any, relating to the Stabilized Facilities.

15.7.2 Coverage Ratio. Tenant and Subtenant, on a consolidated basis, shall maintain for each fiscal quarter a Portfolio Coverage Ratio of not less than 1.75 to 1.00, with the Portfolio Cover Ratio being tested on a quarterly basis based upon financial results for the most recent 12 month period. In addition, Tenant and Subtenant, on a consolidated basis, shall maintain for each fiscal quarter a Portfolio Coverage Ratio of not less than 1.00 to 1.00 with the Portfolio Coverage Ratio based upon financial results for the most recent period. The Portfolio Coverage Ratio shall be tested at the end of each fiscal quarter. Notwithstanding Section 8.1(b), if Tenant fails to maintain a Portfolio Coverage Ratio of at least 1.50 to 1.00 for any fiscal quarter, such failure shall not be an Event of Default hereunder if Tenant increases the amount of the Letter of Credit to $2,250,000.00. Landlord will permit the Letter of Credit to be reduced to $750,000.00 upon receipt by Landlord of Periodic Financial Statements for Tenant evidencing that Tenant’s Portfolio Coverage Ratio exceeds 1.50 to 1.00 for four consecutive fiscal quarters and provided that no Events of Default have occurred and are continuing.

15.7.3 Net Worth. Guarantor shall maintain a Net Worth as specified in the Guaranty.

15.7.4 Current Ratio. LifeCare Holdings shall maintain a Current Ratio as set forth in the Guaranty.

15.8 Facility Licensure and Certification. Tenant and each Subtenant, as applicable, shall [i] give written notice to Landlord within one Business Day after an inspection of the Facility with respect to health care licensure or certification has occurred; and [ii] deliver to Landlord copies of each of the reports, notices, correspondence related to such inspection, and all documents listed on Exhibit E that are related to licensure within one Business Day after receipt thereof. Tenant and Subtenant acknowledge that each has reviewed Exhibit E and agrees to the foregoing obligation. If Tenant or Subtenant receives a Facility survey or inspection report with material deficiencies, notice of failure to comply with a plan of correction or an HIPDB adverse action report, Tenant and the respective Subtenant shall cure all deficiencies and implement all corrective actions by the date required by the regulatory authority.

15.9 Transfer of License and Facility Operations. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default, or if Tenant or Subtenant vacates the Leased Property (or any part thereof) without termination of this Lease, the following provisions shall be immediately effective:

15.9.1 Licensure and Tenant’s Property. Landlord and any replacement operator designated by Landlord (“Replacement Operator”) shall have the right and option to purchase from Tenant or Subtenant, as applicable, (“Option to Purchase Tenant Assets”) the Medicare provider agreement/number relating to a Facility (or any comparable agreement or right to receive payments under the federal Medicare program or any federal program implemented in lieu thereof or in addition thereto), and all of Tenant’s Property located at the Facility (individually and collectively, “Tenant Assets”). The purchase price for all of the Tenant Assets will be the fair market value thereof, with Landlord being entitled to a deduction equal to the present value of the estimated amount of the rent Landlord is obligated to pay the landlord under each applicable Assumed Lease arising from a lease agreement with the Replacement Operator (“Replacement Operator Lease”) valued over a term that is comparable to the initial term of the Replacement Operator Lease at a discount rate equal to the rate of return to Landlord at the termination of this Lease. Landlord or the Replacement Operator, as applicable, will provide written notification to Tenant of its decision to exercise this Option to Purchase Tenant Assets no later than 45 days prior to the Expiration Date of the Lease, or if the Lease is terminated as a result of an Event of Default, then in accordance with the provisions of §8.2(g). Landlord or Replacement Operator, as applicable, will close the acquisition within 60 days of the determination of the purchase price (as computed above), subject to extensions to accommodate any required governmental or other regulatory approvals. Tenant and each Subtenant shall execute, deliver, and file all documents and statements reasonably requested by Landlord to effect the transfer of the Facility license and Government Authorizations (including any provider agreements or provider numbers if the same are acquired as provided above) to a Replacement Operator, subject to any required approval of governmental regulatory authorities, and Tenant and each Subtenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations. Tenant and each Subtenant, if applicable, shall also execute and deliver to Landlord or a Replacement Operator a bill of sale with special warranties of title transferring the Tenant’s Property and any Tenant Assets for which a bill of sale is appropriate free and clear of all liens or encumbrances, and granting Landlord or a Replacement Operator, as applicable, immediate and exclusive possession of all Tenant Assets. Any Tenant Assets not included by Landlord in the Option to Purchase Tenant Assets shall be removed by Tenant at Tenant’s sole cost and expense within 30 days after the Expiration Date. Any Tenant Assets not timely removed shall be deemed abandoned by Tenant, and/or Subtenant and may be disposed of by Landlord with no liability to Landlord for such disposal and at Tenant’s sole cost and expense.

15.9.2 Facility Operations. In order to facilitate a responsible and efficient transfer of the operations of the Facility, Tenant and Subtenant shall, if and to the extent requested by Landlord and subject to all applicable law and Tenant’s written requirements for strict confidentiality provided to Landlord, [i] deliver to Landlord the most recent updated reports, notices, schedules and documents listed on Exhibit E; [ii] continue and maintain the operation of the Facility in the ordinary course of business, to the fullest extent reasonably practicable and consistent with applicable laws and regulations, until transfer of the Facility operations to the Replacement Operator is completed; [iii] enter into such management agreements that include fair market value compensation for Tenant or Subtenant, operations transfer agreements and other types of agreements that may be reasonably requested by the Replacement Operator; and [iv] provide reasonable access for Landlord and its agents to show the Facility to potential replacement operators. Tenant and Subtenant consent to the distribution by Landlord to potential replacement operators of Facility financial statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility. The provisions of this section do not create or establish any rights in Tenant, Subtenant or any third party and Landlord reserves all rights and remedies relating to termination of this Lease.

15.10 Bed Operating Rights. Tenant and Subtenant acknowledge and agree that the rights to operate the beds located at the Facility as set forth on Exhibit C under the law of the applicable Facility State [i] affect the value of the Leased Property, and [ii] the grant of this Lease is conditioned upon the existence of such rights. Tenant and Subtenant shall not relocate any licensed bed to any other location and shall not transfer any bed operating rights to any other party without the prior written consent of Landlord.

15.11 Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default, or [ii] termination of this Lease for any reason, Tenant and Subtenant hereby irrevocably and unconditionally appoint Landlord, or Landlord’s authorized officer, agent, employee or designee, as Tenant’s and Subtenant’s true and lawful attorney-in-fact, to act for Tenant and Subtenant in Tenant’s and Subtenant’s respective name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all Governmental Authorizations issued to Tenant and Subtenant or applied for by Tenant and Subtenant in connection with Tenant’s and Subtenant’s operation of the Facility, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant and Subtenant irrevocably and unconditionally grant to Landlord as their respective attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant and Subtenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable.

15.12 Reserved.

15.13 Information and Images. Tenant grants to Landlord and Landlord’s Affiliates the perpetual, irrevocable, worldwide right and license to reproduce, use, prepare derivative works based upon, publish, distribute, and display, by any means and in any media, information describing, and photographic or other images depicting, the Leased Property and Facilities (but not the names of the Facilities or Tenant), units, rooms, amenities and special features and the Land, Improvements and Personal Property (the “Information and Images”). Without limiting the foregoing, such Information and Images may be reproduced, used, published, distributed, and displayed by Landlord and Landlord’s affiliates in any promotional or marketing materials, advertisements, reports, or web sites. Tenant expressly waives and releases [i] any right to receive compensation for such reproduction, use, publication, distribution, or display; [ii] any right to inspect or approve such Information and Images prior to such reproduction, use, publication, distribution, or display; or [iii] any rights under any copyright, patent, trademark, or similar statute or regulation with respect to such use, publication, distribution or display.

15.14 Compliance with Anti-Terrorism Laws. Tenant shall immediately notify Landlord if Tenant has knowledge that Tenant or any Affiliate becomes a Blocked Person or is otherwise listed on any OFAC List or [i] is convicted with respect to, [ii] pleads nolo contendere to, [iii] is indicted with respect to, or [iv] is arraigned and held over on charges involving, money laundering, predicate crimes to money laundering or any Anti-Terrorism Law. None of Tenant, Subtenant, Guarantor, Company or any Affiliate will, directly or indirectly, [a] conduct any business, or engage in any transaction or dealing, with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, [b] deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or [c] engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. In addition, Tenant hereby agrees to provide Landlord with any additional information that Landlord deems necessary from time to time in order to ensure compliance with the Anti-Terrorism Laws.

ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS

16.1 Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as “Alterations”) to the Leased Property.

16.2 Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the “Plans and Specifications”) showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as “design development drawings” as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of §16.4 in making any Permitted Alterations.

16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under §7.2; [iii] Alterations having a total cost of less than $150,000.00; provided, however, that any change in the number or configuration of units in a Facility shall require Landlord’s prior approval; or [iv] repairs, rebuilding and restoration required or undertaken pursuant to §9.4. Permitted Alterations do not include alterations for which Contingent Payments are made under Article 22 and for which separate approvals are given and requirements imposed pursuant to Article 22 or a Disbursing Agreement.

16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

(a) The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

(b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

(c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic’s liens.

(d) For any Permitted Alterations having a total cost of $150,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

(e) Tenant shall, at Tenant’s expense, obtain a builder’s completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

(f) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

(g) Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised “as-built” survey of the respective Facility if the Permitted Alterations altered the Land or “footprint” of the Improvements and an “as-built” set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.

(h) Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys’ fees and architects’ and engineers’ fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant’s compliance with the requirements of this section. The daily fee for Landlord’s consulting engineer is $750.00.

16.5 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

16.6 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

ARTICLE 17: RESERVED

ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY

18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, sublet, mortgage, hypothecate, pledge, grant a right of first refusal or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord’s prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant’s interest in the Lease; [iii] an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a change of ownership of Tenant. Landlord’s consent to any assignment, right of first refusal or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant’s assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment, right of first refusal or sublease without the prior written consent of Landlord will be void at Landlord’s option. Landlord’s consent to one assignment, right of first refusal or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. Notwithstanding the foregoing, Tenant may enter into a Sublease with each Subtenant for each Facility provided that each Sublease complies with §18.2 and Tenant may grant a sublease, concession, or license within the Facility or on the Leased Property, without Landlord’s consent, to any entity providing services within the Facility or on the Leased Property to Tenant’s inpatients and employees including, without limitation, pharmacy, radiology, cafeteria and gift shop services; provided each agreement shall be in writing, a fully executed copy shall be provided to Landlord within 10 Business Days of execution, and each agreement shall expressly provide that such agreement terminates if and when the Lease terminates.

18.2 Requests for Landlord’s Consent to Assignment, Sublease or Management Agreement. If Tenant is required to obtain Landlord’s consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord and that the assignee, subtenant or manager shall comply with all applicable provisions of this Lease; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, solely at Landlord’s option and only upon the express written notice of attornment from Landlord, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Any attempt or offer by an assignee, subtenant or manager to attorn to Landlord shall not be binding or effective without the express written consent of Landlord. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant’s right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant’s obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount of $2,500.00 (applies only to consent requests after the Closing); and [iv] Landlord has received reimbursement from Tenant or the assignee for all attorneys’ fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment (applies only to consent requests after the Closing). Any lease affecting the HealthSouth Facilities that has been assigned to a Subtenant and for which such Subtenant has assumed the obligations of landlord thereunder shall be deemed to be a sublease made in complete accordance with Article 18.

18.3 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, provided the liability of the Landlord under this Lease is expressly assumed by such purchaser, and Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

18.4 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord’s interest in this Lease or the Leased Property.

ARTICLE 19: HOLDOVER AND SURRENDER

19.1 Holding Over. If Tenant, with or without the express or implied consent of Landlord, continues to hold and occupy the Leased Property (or any part thereof) after the expiration of the Term or earlier termination of this Lease, such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant five days’ written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property. If Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Leased Property whether as a month-to-month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to the sum of [i] one and one-half (1 1/2) times the Base Rent payable during the month in which such expiration or termination occurs, plus [ii] all Additional Rent accruing during the month, plus [iii] any and all other sums payable by Tenant pursuant to this Lease. During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Leased Property until the tenancy is terminated. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the applicable Acquisition Date for acquired Facilities or the applicable Construction Funding Termination Date for Development Projects.

19.3 Indemnity. If Tenant fails to surrender the entire Leased Property or any part thereof upon the expiration or termination of this Lease in a timely manner and in accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents, and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant’s holdover and any claims by any proposed new tenant founded on Tenant’s failure to surrender the Leased Property. The provisions of this Article 19 shall survive the expiration or termination of this Lease.

ARTICLE 20: LETTER OF CREDIT

20.1 Terms of Letter of Credit. Tenant shall provide or cause Company to provide Landlord with the Letter of Credit at the Closing in the initial face amount of $750,000.00. Tenant shall maintain the Letter of Credit in favor of Landlord until the Obligor Group Obligations are performed in full. The Letter of Credit shall permit partial and full draws and shall permit drawing upon presentation of a draft drawn on the Issuer and a certificate signed by Landlord stating that an Event of Default has occurred under this Lease. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless Landlord receives notice from the Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that the Letter of Credit will not be extended for an additional one-year period.

20.2 Replacement Letter of Credit. Tenant shall provide a replacement Letter of Credit which satisfies the requirements of §20.1 from an Issuer acceptable to Landlord within 30 days after the occurrence of any of the following: [i] Landlord’s receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; [ii] Landlord gives notice to Tenant that the Kroll Bond Rating (or rating of a comparable rating service) of the Issuer is less than a “C+” (or the comparable rating of such other rating service); [iii] Landlord gives notice to Tenant of the admission by Issuer in writing of its inability to pay its debts generally as they become due, or Issuer’s filing of a petition in bankruptcy or petitions to take advantage of any insolvency act, making an assignment for the benefit of its creditors, consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property, or filing a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law, regulation, or statute of the United States of America or any state thereof or [iv] Issuer is at any time determined not to be at least “adequately capitalized”, as that term is defined and used in the “Prompt Corrective Action” statute, 12 U.S.C. §1831, and implementing regulations. Tenant’s failure to comply with the requirements of this section shall be an immediate Event of Default without any notice (other than as provided for in this section), cure or grace period. Upon such Event of Default, Landlord shall be entitled to draw upon the Letter of Credit and Landlord may, solely at its option and without any obligation to do so, require Tenant to obtain a replacement Letter of Credit satisfactory to Landlord with the Letter of Credit proceeds made available to Tenant solely to secure Tenant’s reimbursement obligation for the replacement Letter of Credit.

20.3 Draws. Landlord may draw under the Letter of Credit upon the occurrence of an Event of Default hereunder. Any such draw shall not cure an Event of Default, unless such draw is sufficient to cure all then outstanding Obligor Group Obligations and Tenant causes the Letter of Credit to be reinstated under §20.4. The proceeds from the Letter of Credit (“LC Proceeds”) shall be the sole property of Landlord and may be used, retained and invested by Landlord without restriction or limitation. Landlord shall have no obligation to account for its use of the LC Proceeds and Tenant shall have no interest in or claim against the LC Proceeds. Landlord shall have the right and option, but not the obligation, to apply all or any portion of the LC Proceeds to pay all or any portion of [i] the Obligor Group Obligations; plus [ii] all reasonable expenses and costs incurred by Landlord in enforcing or preserving Landlord’s rights under this Lease or any security for the Obligor Group Obligations, including, without limitation, [a] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; [b] attorney, paralegal, consulting and witness fees and disbursements; and [c] the expenses, including, without limitation, lodging, meals and transportation of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith.

20.4 Partial Draws. Upon the occurrence of a monetary Event of Default under the Obligor Group Obligations, Landlord may, at its option, make a partial draw on the Letter of Credit in an amount not to exceed the amount of the Obligor Group Obligations then past due. If Landlord then applies the proceeds from such partial draw on the Letter of Credit to payment of all or any portion of the Obligor Group Obligations then past due, Tenant shall, within 10 days after notice from Landlord of such partial draw and payment, cause the amount of the Letter of Credit to be reinstated to the amount in effect prior to such partial draw. Tenant’s failure to comply with the requirements of this section shall be an immediate Event of Default under the Lease Documents without any notice (other than as provided for in this section), cure or grace period. Landlord’s rights under this §20.4 are in addition to, and not in limitation of, Landlord’s rights under §20.3.

20.5 Substitute Letter of Credit. Tenant may, from time to time, deliver to Landlord a substitute Letter of Credit meeting the requirements of this Lease and issued by an Issuer acceptable to Landlord. Upon Landlord’s approval of the substitute Letter of Credit, Landlord shall release the previous Letter of Credit to Tenant.

20.6 Retention of Letter of Credit. Upon termination of this Lease due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant’s purchase of the Leased Property, Landlord shall be entitled to hold the Letter of Credit until the Obligor Group Obligations are performed in full or are released by Landlord and thereafter Landlord shall return the Letter of Credit to the Issuer and release all rights thereto.

ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES

21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant’s possession of the Leased Property will not be disturbed by Landlord or any party claiming by, through or under Landlord.

21.2 Subordination. Subject to the terms and conditions of this section, this Lease and Tenant’s rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant’s possession, use and occupancy of the Leased Property or Tenant’s enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant’s rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a nondisturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the nondisturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section. This power of attorney is coupled with an interest and is irrevocable.

21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in §21.2 succeeds to Landlord’s interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord’s interest; or [iv] any claim or offset of Rent against Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant’s attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, setoffs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, setoffs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute, acknowledge, and deliver on Tenant’s behalf any estoppel certificate to which Tenant does not object within 10 days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

ARTICLE 22: CONTINGENT PAYMENTS

22.1 Contingent Payments. Landlord shall make Contingent Payments to the extent set forth in this section. Tenant shall request each Contingent Payment by submitting a Contingent Payment Request to Landlord or in the case of Contingent Payments for Project Improvements, a Disbursement Voucher pursuant to the Disbursing Agreement. Landlord shall make the Contingent Payment provided that [i] no Event of Default has occurred and is continuing, and [ii] Landlord has determined that all requirements for the Contingent Payment have been satisfied. Contingent Payments will be made not less than eight Business Days and not more than 12 Business Days following Tenant’s delivery of the Contingent Payment Request.

22.2 Contingent Payments for Capital Expenditures.

22.2.1 Conditions. In addition to any other requirements set forth in this section, Landlord’s obligation to make Contingent Payments for capital expenditures is subject to Landlord’s reasonable approval of the scope of work and budget, construction and disbursement schedules (if applicable), and contractor and construction agreements (if applicable). Tenant shall also provide a collateral assignment of any construction contract to Landlord and the contractor shall consent to the assignment.

22.2.2 No Commitment. Landlord has no current commitment to make Contingent Payments for capital expenditures pursuant to §22.2.

22.3 Contingent Payments for Project Improvements.

22.3.1 Conditions. In addition to any other requirements set forth in this section, Landlord’s obligation to make Contingent Payments for Project Improvements is subject to the conditions set forth in the Disbursing Agreement related to the Project Improvements.

22.3.2 No Commitment. Landlord has no current commitment to make Contingent Payments for Project Improvements pursuant to §22.3.

22.4 Contingent Payments for Development Projects.

22.4.1 Conditions. In addition to any other requirements set forth in this section, Landlord’s obligation to make Contingent Payments for Development Projects is subject to the conditions set forth in the Disbursing Agreement related to Tenant’s Development Projects.

22.4.2 No Commitment. Landlord has no current commitment to make Contingent Payments for Development Projects pursuant to §22.4.

ARTICLE 23: RESERVED

ARTICLE 24: MISCELLANEOUS

24.1 Notices. Landlord, Tenant and Subtenant hereby agree that all notices, demands, requests, and consents (hereinafter “notices”) required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. Notices to any Subtenant should be sent c/o Tenant at Tenant’s address set forth in the introductory paragraph. All notices shall be deemed to be given upon the earlier of actual receipt or three days after mailing, or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

24.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this Lease, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, “for sale” or “for rent” notices or signs.

24.3 Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease. No oral agreements or understandings between Landlord and Tenant shall survive execution of this Lease.

24.4 Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

24.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

24.6 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a State in which a respective Facility is located, or under applicable procedural conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.

24.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant shall, however, record a memorandum of lease approved by Landlord upon Landlord’s request.

24.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant or Subtenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord’s right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

24.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord, Tenant and Subtenant.

24.10 No Offer. Landlord’s submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

24.11 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord’s consent to any change in ownership, merger or consolidation of Company, Tenant, Subtenant or Entity Guarantor, any assumption of the Lease, or any modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in the amount of $2,500.00 and shall pay all of Landlord’s reasonable attorney’s fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord’s evaluation of Tenant’s request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

24.12 Landlord’s Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS) as long as such mortgage does not cause an event of default under the Assumed Lease. If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable.

24.13 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

24.14 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

24.15 Limitation on Tenant’s Recourse. Tenant’s sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this section, the terms “Landlord” and “successor” include the shareholders, venturers, and partners of “Landlord” and “successor” and the officers, directors, and employees of the same. The provisions of this section are not intended to limit Tenant’s right to seek injunctive relief or specific performance.

24.16 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

24.17 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

24.18 Landlord’s Consent. Whenever Landlord’s consent or permission is required under this Lease, such consent shall be in writing and shall not be unreasonably withheld, delayed or conditioned.

24.19 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord’s election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

24.20 Landlord’s Status as a REIT. Tenant acknowledges that Landlord has elected and may hereafter elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code.

24.21 Exhibits. All of the exhibits referenced in this Lease are attached hereto and incorporated herein.

24.22 WAIVER OF JURY TRIAL. LANDLORD, TENANT AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT AND SUBTENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

24.23 CONSENT TO JURISDICTION. TENANT AND SUBTENANT HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING

JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE TERM SHEET; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT OR SUBTENANT IN CONNECTION WITH THIS LEASE. TENANT AND SUBTENANT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT TENANT AND SUBTENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT AND SUBTENANT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EXCEPT FOR MATTERS WHERE UNDER LOCAL LAW JURISDICTION IS EXCLUSIVE IN ANOTHER VENUE, TENANT AND SUBTENANT AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE TERM SHEET, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO.

TENANT AND SUBTENANT HEREBY CONSENT TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT, SUBTENANT OR THE PROPERTY OF TENANT OR SUBTENANT IN THE COURTS OF ANY OTHER JURISDICTION.

24.24 Attorney’s Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord’s rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney’s and paralegal’s fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees and expenses incurred by Landlord in connection with any litigation or other proceeding; provided, however, Landlord’s internal bookkeeping and routine lease servicing costs are not payable by Tenant.

24.25 Survival. The following provisions shall survive termination of the Lease: Article 8 (Defaults and Remedies); Article 9 (Damage and Destruction); Article 10 (Condemnation); §15.9 (Transfer of License and Facility Operations); §15.10 (Bed Operating

Rights); Article 19 (Holdover and Surrender), §20.6 (Retention of Letter of Credit), §24.28 (Recharacterization) and §24.25 (Survival).

24.26 Time. Time is of the essence in the performance of this Lease.

24.27 Subtenant. Each Subtenant has joined in the execution of this Lease to acknowledge that Subtenant is subject to and bound by the terms of the Lease applicable to Subtenant.

24.28 Recharacterization. Landlord and Tenant intend this Lease to be a true lease. However, if despite the parties’ intent, it is determined or adjudged by a court for any reason that this Lease is not a true lease or if this Lease is recharacterized as a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the Obligor Group Obligations.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

HEALTH CARE REIT, INC.

Signature	By:	/s/ Erin C. Ibele
Print Name		Erin C. Ibele
Signature		Senior Vice President-Administration and Corporate Secretary
Print Name

HCRI TEXAS PROPERTIES, LTD.

	By:	Health Care REIT, Inc., its General Partner

Signature		By:	/s/ Erin C. Ibele
Print Name			Erin C. Ibele
Signature			Senior Vice President-Administration and Corporate Secretary
Print Name

HCRI WISCONSIN PROPERTIES, LLC

	By:	Health Care REIT, Inc., its Sole Member

Signature		By:	/s/ Erin C. Ibele
Print Name			Erin C. Ibele
Signature			Senior Vice President-Administration and Corporate Secretary
Print Name

HCRI PENNSYLVANIA PROPERTIES, INC.

Signature	By:	/s/ Erin C. Ibele
Print Name		Erin C. Ibele
Signature		Senior Vice President-Administration and Corporate Secretary
Print Name

HCRI LOUISIANA PROPERTIES, L.P.

	By:		HCRI Southern Investments I, Inc. General Partner

Signature		By:	/s/ Erin C. Ibele
Print Name			Erin C. Ibele
Signature			Senior Vice President-Administration and Corporate Secretary
Print Name

LIFECARE REIT 1, INC.

Signature	By:		/s/ Phillip B. Douglas
Print Name			Phillip B. Douglas
Signature			Chief Executive Officer
Print Name	Tax I.D. No.: 51-0372090

SAN ANTONIO SPECIALTY HOSPITAL, LTD.

Signature	By:		/s/ Phillip B. Douglas
Print Name			Phillip B. Douglas
Signature			Chief Executive Officer
Print Name	Tax I.D. No.: 74-2845386

LIFE CARE HOSPITALS OF MILWAUKEE, INC.

Signature	By:		/s/ Phillip B. Douglas
Print Name			Phillip B. Douglas
Signature			Chief Executive Officer
Print Name	Tax I.D. No.: 62-1874297

LIFECARE HOSPITALS OF MECHANICSBURG, LLC

Signature	By:	/s/ Phillip B. Douglas
Print Name		Phillip B. Douglas
Signature		Chief Executive Officer
Print Name	Tax I.D. No.: 45-2215957

LIFECARE HOSPITAL AT TENAYA, LLC

Signature	By:	/s/ Phillip B. Douglas
Print Name		Phillip B. Douglas
Signature		Chief Executive Officer
Print Name	Tax I.D. No.: 45-2218443

LIFECARE HOSPITALS OF SARASOTA, LLC

Signature	By:	/s/ Phillip B. Douglas
Print Name		Phillip B. Douglas
Signature		Chief Executive Officer
Print Name	Tax I.D. No.: 45-2217045

LIFECARE SPECIALTY HOSPITAL OF NORTH LOUISIANA, LLC

Signature	By:	/s/ Phillip B. Douglas
Print Name		Phillip B. Douglas
Signature		Chief Executive Officer
Print Name	Tax I.D. No.: 45-2232585

STATE OF OHIO	)
) SS:
COUNTY OF LUCAS	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Erin C. Ibele, the Senior Vice President-Administration and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:	[SEAL]

STATE OF OHIO	)
) SS:
COUNTY OF LUCAS	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Erin C. Ibele, the Senior Vice President-Administration and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation, as general partner of HCRI Texas Properties, Ltd., a Texas limited partnership, on behalf of the limited partnership.

Notary Public

My Commission Expires:	[SEAL]

STATE OF OHIO	)
) SS:
COUNTY OF LUCAS	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Erin C. Ibele, the Senior Vice President-Administration and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation, as sole member of HCRI Wisconsin Properties, LLC, a limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:	[SEAL]

STATE OF OHIO	)
) SS:
COUNTY OF LUCAS	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Erin C. Ibele, the Senior Vice President-Administration and Corporate Secretary of HCRI Pennsylvania Properties, Inc., a Pennsylvania corporation, on behalf of the corporation.

Notary Public

My Commission Expires:	[SEAL]

STATE OF OHIO	)
) SS:
COUNTY OF LUCAS	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Erin C. Ibele, the Senior Vice President-Administration and Corporate Secretary of HCRI Southern Investments I, Inc., general partner of HCRI Louisiana Properties, L.P., a Delaware limited partnership, on behalf of the limited partnership.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of Lifecare REIT 1, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of San Antonio Specialty Hospital, Ltd., a Texas limited partnership, on behalf of the partnership.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of LifeCare Hospitals of Milwaukee, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of LifeCare Hospitals of Mechanicsburg, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of LifeCare Hospital at Tenaya, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of LifeCare Hospitals of Sarasota, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:	[SEAL]

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                     , 2011 by Phillip B. Douglas, the Chief Executive Officer of LifeCare Specialty Hospital of North Louisiana, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:	[SEAL]